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                                                                   Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of MBIA Inc. on Form S-3, of our reports dated February 3, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are incorporated by reference in or included in the 1996 Annual Report on Form 10-K of MBIA Inc. We also consent to the reference to our Firm under the caption "Experts".


                                                    /s/ Coopers & Lybrand L.L.P.

                                                    Coopers & Lybrand L.L.P.

New York, New York
August 19, 1997